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                                                                       EXHIBIT 2











                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                      ELECTRONIC TRANSMISSION CORPORATION,
                       HEALTH PLAN INITIATIVES, INC., AND
                              ETC ACQUISITION CORP.







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                                TABLE OF CONTENTS


ARTICLE I - THE MERGER......................................................................................1
   1.1      The Merger......................................................................................1
   1.2      Effective Time..................................................................................1
   1.3      Effect of the Merger............................................................................2
   1.4      Articles of Incorporation; Bylaws...............................................................2
   1.5      Directors and Officers of Merger Sub............................................................2
   1.6      Merger Consideration; Effect on Capital Stock...................................................2
   1.7      Dissenting Shares...............................................................................3
   1.8      Surrender of Certificates.......................................................................4
   1.9      No Further Ownership Rights in Company Common Stock.............................................4
   1.10     Lost, Stolen or Destroyed Certificates..........................................................4
   1.11     Tax Consequences................................................................................4
   1.12     Dissenting Shares after Payment of Fair Value...................................................4
   1.13     Taking of Necessary Action; Further Action......................................................4
   1.14     Knowledge.......................................................................................5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................5
   2.1      Organization of the Company.....................................................................5
   2.2      Company Capital Structure.......................................................................5
   2.3      Subsidiaries....................................................................................5
   2.4      Authority.......................................................................................5
   2.5      Company Financial Statements....................................................................6
   2.6      No Undisclosed Liabilities......................................................................6
   2.7      No Material Adverse Change......................................................................6
   2.8      No Changes......................................................................................7
   2.9      Tax and Other Returns and Reports...............................................................8
   2.10     Restrictions on Business Activities.............................................................9
   2.11     Title to Properties; Absence of Liens and Encumbrances..........................................9
   2.12     Intellectual Property..........................................................................10
   2.13     Agreements, Contracts and Commitments..........................................................11
   2.14     Interested Party Transactions..................................................................13
   2.15     Compliance with Laws...........................................................................13
   2.16     Litigation.....................................................................................13
   2.17     Insurance......................................................................................13
   2.18     Representations Complete.......................................................................13
   2.19     Minute Books...................................................................................14
   2.20     Environmental Matters..........................................................................14
   2.21     Brokers' and Finders' Fees; Third Party Expenses...............................................15
   2.22     Employee Matters and Benefit Plans.............................................................15
   2.23     Warranties; Indemnities........................................................................18
   2.24     Complete Copies of Materials...................................................................18
   2.25     Compensation...................................................................................18
   2.26     Bank Accounts..................................................................................19


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE i


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
ARTICLE III - REPRESENTATIONS AND WARRANTIES
         OF PARENT AND MERGER SUB..........................................................................19
   3.1      Organization of the Parent and Merger Sub......................................................19
   3.2      Authority......................................................................................19
   3.3      Capital Structure..............................................................................20
   3.4      SEC Documents; Parent Financial Statements.....................................................20
   3.5      No Changes.....................................................................................21
   3.6      Tax and Other Returns and Reports..............................................................22
   3.7      Restrictions on Business Activities............................................................24
   3.8      Title to Properties; Absence of Liens and Encumbrances.........................................24
   3.9      Intellectual Property..........................................................................24
   3.10     Agreements, Contracts and Commitments..........................................................25
   3.11     Interested Party Transactions..................................................................27
   3.12     Compliance with Laws...........................................................................27
   3.13     Litigation.....................................................................................27
   3.14     Insurance......................................................................................27
   3.15     Minute Books...................................................................................28
   3.16     Environmental Matters..........................................................................28
   3.17     Brokers' and Finders' Fees; Third Party Expenses...............................................28
   3.18     Employee Matters and Benefit Plans.............................................................29
   3.19     Warranties; Indemnities........................................................................32
   3.20     Complete Copies of Materials...................................................................32
   3.21     Representations Complete.......................................................................32
   3.22     No Undisclosed Liabilities.....................................................................32
   3.23     Form S-3 Eligibility...........................................................................32
   3.24     Registration Statement.........................................................................32
   3.25     No Material Adverse Change.....................................................................33
   3.26     Compensation...................................................................................33
   3.27     Bank Accounts..................................................................................33
   3.28     No Prior Activities............................................................................33

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME...........................................................33
   4.1      Conduct of Business of the Parent..............................................................33
   4.2      No Solicitation................................................................................36
   4.3      Conduct of Business of the Company.............................................................37

ARTICLE V - ADDITIONAL AGREEMENTS..........................................................................39
   5.1      Registration Rights Agreement..................................................................39
   5.2      Access to Information..........................................................................39
   5.3      Confidentiality................................................................................39
   5.4      Expenses.......................................................................................40
   5.5      Public Disclosure..............................................................................40
   5.6      Consents.......................................................................................40
   5.7      Reasonable Efforts.............................................................................40
   5.8      Notification of Certain Matters................................................................40
   5.9      Certain Benefit Plans..........................................................................41
   5.10     Additional Documents and Further Assurances....................................................41




AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE ii


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
   5.11     Employee Agreements............................................................................41
   5.12     Blue Sky Laws..................................................................................41
   5.13     Parent's Auditors..............................................................................41
   5.14     Transaction Structure..........................................................................41
   5.15     Indemnification Continuation...................................................................41
   5.16     Company Benefits...............................................................................42

ARTICLE VI - CONDITIONS TO THE MERGER......................................................................43
   6.1      Conditions to Obligations of Each Party to Effect the Merger...................................43
   6.2      Additional Conditions to Obligations of the Company............................................43
   6.3      Additional Conditions to the Obligations of Parent and Merger Sub..............................44

ARTICLE VII - CLOSING DELIVERIES...........................................................................45
   7.1      Deliveries of the Company......................................................................45
   7.2      Deliveries of Parent and Merger Sub............................................................46

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................................................47
   8.1      Survival of Representations and Warranties.....................................................47

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER.............................................................47
   9.1      Termination....................................................................................47
   9.2      Effect of Termination..........................................................................48
   9.3      Amendment......................................................................................48
   9.4      Extension; Waiver..............................................................................48

ARTICLE X - GENERAL PROVISIONS.............................................................................49
   10.1     Notices........................................................................................49
   10.2     Interpretation.................................................................................49
   10.3     Counterparts...................................................................................50
   10.4     Entire Agreement; Assignment...................................................................50
   10.5     Severability...................................................................................50
   10.6     Other Remedies.................................................................................50
   10.7     Governing Law..................................................................................50
   10.8     Rules of Construction..........................................................................50

LIST OF SCHEDULES..........................................................................................52

LIST OF EXHIBITS...........................................................................................53



AGREEMENT AND PLAN OF REORGANIZATION                                    PAGE iii

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of January 15, 1999, by and among Electronic Transmission Corporation, a Delaware corporation ("Parent"), ETC Acquisition Corp., a Texas corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Health Plan Initiatives, Inc., a Texas corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent, and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of voting Common Stock of Parent ("Parent Common Stock").

         C. The Company, Parent, and Merger Sub desire to make certain representations and warranties and other agreements in connection with the
Merger:

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Texas Business Corporation Act ("Texas Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than three (3) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Boswell & Kober, P.C., 500 Throckmorton Street, 1800 Bank One Tower, Fort Worth, Texas, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger"), in the form and substance of Exhibit "A" attached hereto (together with the Plan of Merger attached hereto as Exhibit "B") with the Secretary of State of the State of Texas (the


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 1

"Certificate of Merger"), in accordance with the relevant provisions of applicable law (which Certificate of Merger shall indicate an effective time of 11:59 p.m. on January 31, 1999; such effective time being referred to herein as the "Effective Time").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      ARTICLES OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. Immediately after the Effective Time,
         Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Health Plan Initiatives, Inc."

                  (b) Unless otherwise determined by Parent, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS OF MERGER SUB. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         1.6 MERGER CONSIDERATION; EFFECT ON CAPITAL STOCK. The number of shares of Parent Common Stock to be issued in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants or other rights to acquire Company Capital Stock shall be the Aggregate Share Number (as defined in Section 1.6(e)(ii)). Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

                  (a) Conversion of Company Common Stock. Each share of Common Stock of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive 3,709,236 shares of Parent Common Stock (the "Exchange Ratio"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 2

                  (b) Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock issuance, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

                  (d) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of a share of Parent Common Stock on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

                  (e)      Definitions.

                           (i) Aggregate Common Number. The "Aggregate Common
                  Number" shall mean the sum of the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                           (ii) Aggregate Share Number. The "Aggregate Share
                  Number" shall be 3,709,236 shares of Parent Common Stock, as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time (a "Recapitalization of the Parent Common Stock"). The Aggregate Share Number shall be equal to forty two percent (42%) of the issued and outstanding shares of Parent Capital Stock, including any options, warrants, or rights to acquire Parent Capital Stock, on the Effective Time. In the event it shall be determined after the Closing that the calculation of the Aggregate Share Number was inaccurate, an adjustment of shares shall be made in order to correctly reflect the percentage of shares that should have been issued.

         1.7      DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Texas Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 3

         Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Texas Law.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Texas Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

         1.8      SURRENDER OF CERTIFICATES.

                  (a) Exchange Agent. Securities Transfer Corporation shall act as exchange agent (the "Exchange Agent") in the Merger.

                  (b) Parent to Provide Common Stock. At the Closing, Parent shall make available to the holders of Company Common Stock in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6.

         1.11 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.12 DISSENTING SHARES AFTER PAYMENT OF FAIR VALUE. Dissenting shares of Company Capital Stock, if any, after payments of fair value in respect thereto have been made to dissenting stockholders of the Company pursuant to Texas Law, shall be canceled.

         1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 4
of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         1.14 KNOWLEDGE. Subject to Section 10.2 herein, as used in this Agreement, the term "knowledge" or "aware" shall include all information that a party had actual knowledge of or should reasonably be expected to have known.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

         2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

         2.2 COMPANY CAPITAL STRUCTURE.

                  (a) The authorized capital stock of the Company consists of 1,000,000 shares of authorized Common Stock, of which 1,000 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with all applicable federal and state securities laws, and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

                  (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

         2.3 SUBSIDIARIES. Except as set forth on Schedule 2.3, the Company does not have and has never had any subsidiaries or affiliated companies.

         2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 5
and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms (except as enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers). Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, material contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Texas, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

         2.5 COMPANY FINANCIAL STATEMENTS. Schedule 2.5(a) sets forth the Company's unaudited balance sheets as of September 30, 1998 (the "Current Balance Sheet") and related statements of operations and cash flows for the period then ended (collectively, the "Company Financials"). The Company Financials are correct in all material respects and have been prepared on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

         2.6 NO UNDISCLOSED LIABILITIES. Other than as disclosed on Schedule 2.6, the Company does not have any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (whether accrued, absolute, contingent, matured, unmatured or other) which if known would be required to be reflected in the financial statements of the Company, except for such liability, obligation or claim, which (i) has been reflected in the Company Financials, or (ii) has arisen in the ordinary course of the Company's business since the date of the Current Balance Sheet, consistent with past practices.

         2.7 NO MATERIAL ADVERSE CHANGE. Since the latest date of the Company Financials, the Company has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of the Company; (b) any amendment or change in the Articles of Incorporation or Bylaws of the Company; or (c) any


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 6
damage to, destruction or loss of any assets of the Company (whether or not covered by insurance), that materially and adversely affects the financial condition or business of the Company.

         2.8 NO CHANGES. Except as contemplated or permitted by this Agreement or as set forth in Schedule 2.8, between the date of the 1998 Unaudited Company Financial Statements and the date of this Agreement, there has not been, occurred or arisen any:

                  (a) transaction by the Company except in the ordinary course of business consistent with past practices;

                  (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

                  (c) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (d) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                  (e) sale, lease, license or other disposition of any of the material assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (f) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound which would have a Material Adverse Effect on the continuing operations of the Company;

                  (g) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except in the ordinary course of business;

                  (h) waiver or release of any material right or claim of the Company;

                  (i) to the knowledge of the Company, commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

                  (j) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.12 below) or of infringement by the Company of any third party's Intellectual Property rights;

                  (k) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities; or



AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 7

                  (l) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company .

         2.9 TAX AND OTHER RETURNS AND REPORTS.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, and other similar governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits. Except as set forth in Schedule
         2.9:

                           (i) The Company as of the Effective Time will have
                  timely prepared all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns will have been timely and correctly filed.

                           (ii) The Company as of the Effective Time: (A) will
                  have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii) The Company has not been delinquent in the
                  payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax during the five years preceding the Closing Date.

                           (iv) The Company knows of no audit or other
                  examination of any Return of the Company that is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v) The Company did not have, as of the Current
                  Balance Sheet date, any material liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise; the Company has received no written notice that any such liability has been asserted; and any such liability which has arisen since the date of the Current Balance Sheet has arisen in the ordinary course of business consistent with past practice.


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 8

                           (vi) The Company has provided to the Parent copies of
                  all federal and state income and all state sales and use tax Returns filed during the four years preceding the Closing Date.

                           (vii) There are (and as of immediately following the
                  Effective Time there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes (other than for current taxes not yet due and payable).

                           (viii) The Company has no knowledge of any basis for
                  the assertion of any material claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                           (ix) None of the Company's assets are treated as
                  "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (x) As of the Effective Time, there will not be any
                  contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                           (xi) The Company has not filed any consent agreement
                  under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
                  (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xii) The Company is not a party to a tax sharing or
                  allocation agreement nor does the Company owe any amount under any such agreement.

                           (xiii) The Company is not, and has not been at any
                  time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         2.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.11 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

                  (a) The Company owns no real property. Schedule 2.11(a) sets forth a list of all real property leased by the Company, as of the date of this Agreement, the name of the


AGREEMENT AND PLAN OF REORGANIZATION                                      PAGE 9
         lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. To the knowledge of the Company, all such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, on the part of the Company under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in Schedule 2.11(b) and except for liens for taxes not yet due and payable.

         2.12 INTELLECTUAL PROPERTY.

                  (a) The Company owns, possesses or has rights to use all Intellectual Property presently used in and material to the business of the Company as it is now being conducted as of the date of this Agreement including products currently under development (the "Company Intellectual Property Rights"). The Company Intellectual Property that has been developed by the Company is exclusively owned by the Company (except for material licensed from third parties to the Company for inclusion and incorporation into the Company Intellectual Property) and is free and clear of any liens. Schedule 2.12(a) sets forth a complete list of all material patents, registered and unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                  (b) Schedule 2.12(b) sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company is a party, which results in annual revenues to or payments by the Company in excess of $5,000.00 and pursuant to which the Company or to the Company's knowledge any other person is authorized to use any Company Intellectual Property Right or any trade secret of the Company, and includes the identity of all parties thereto. No person who has licensed Intellectual Property to the Company, where such Intellectual Property is a material component of any product offered by the Company, has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any material license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

                           (c) (i) No claims with respect to the Company
                  Intellectual Property Rights have been asserted or, to the Company's knowledge, are threatened by any person, nor, to the Company's knowledge, are there any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any of the products of; or providing of any services by, the Company infringes on any


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 10
                  copyright, patent, trademark, service mark, trade secret or other proprietary right or Intellectual Property of any other party, (B) against the use by the Company of any Intellectual Property used in and material to the Company's business as currently conducted and, to the Company's knowledge, products currently under development, or (C) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The business of the Company as currently conducted and, to the Company's knowledge, including products currently under development by the Company has not and does not infringe on any Intellectual Property of any third party. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product or service of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

                           (ii) Each employee who is currently employed by the
                  Company and to the Company's knowledge, each employee who has been employed by the Company and who has played a material role in the development of the Company's Intellectual Property has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms.

                  (d) All of the Company's software will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Company's software will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's internal computer systems which are material to the Company's operations and proprietary software products are Year 2000 Compliant. The Company's accounting systems and software are Year 2000 Compliant and the Company is not aware of any reason why the Company's accounting Systems and software would not be Year 2000 Compliant.

         2.13 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth in Schedule 2.13(a), as of the date hereof the Company is not a party to nor is it bound by:

                           (i) any employment or consulting agreement, contract
                  or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment under which a firm or other organization provides services to the Company,


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 11

                           (ii) any agreement or plan, including, without
                  limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                           (iii) any fidelity or surety bond or completion bond,

                           (iv) any lease of personal property having a value
                  individually in excess of $5,000.00,

                           (v) any agreement, contract or commitment containing
                  any covenant limiting in a material way the freedom of the Company to engage in any line of business or to compete with any person,

                           (vi) any agreement, contract or commitment relating
                  to capital expenditures and involving future payments in excess of $5,000.00,

                           (vii) any agreement, contract or commitment relating
                  to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                           (viii) any mortgages, indentures, loans or credit
                  agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                           (ix) any outstanding purchase order or contract for
                  the purchase of materials involving in excess of $5,000.00,

                           (x) any construction contracts,

                           (xi) any distribution, joint marketing or development
                  agreement, or

                           (xii) any other agreement, contract or commitment
                  that involves $5,000.00 or more or is not cancelable without penalty within thirty (30) days.

                  (b) Other than as disclosed on Schedule 2.13(b), the Company is in material compliance with and has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment required to be set forth on Schedule 2.13(a) (collectively a "Contract"), nor is the Company aware of any circumstance which is likely to cause it to or otherwise create a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in
         Schedule 2.13(b), is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 12
         any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         2.14 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.14, to the Company's knowledge, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) a material economic interest in any entity which furnished or sold, or furnishes or sells, a material amount of services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) a material economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a material beneficial interest in any contract or agreement set forth in Schedule 2.13(a) or Schedule 2.12(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.14.

         2.15 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notice of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.16 LITIGATION. Other than as listed on Schedule 2.16, there is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or to the Company's knowledge any of its officers or directors, in their respective capacities as such which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. To the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or, to the Company's knowledge, any of its officers and directors by or before any governmental entity. No governmental entity has at any time challenged the legal right of the Company to manufacture, offer, sell or deliver any of its products or services in the present manner or style thereof.

         2.17 INSURANCE. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disrupted by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bond have been paid and the Company is otherwise in material compliance with all such policies and bonds (or all other policies and bonds providing substantial similar insurance coverage.) The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.18 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (subject to the qualifications and exceptions expressed therein), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 13

Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         2.19 MINUTE BOOKS. The minute book of the Company made available to counsel for the Parent is the only minute book of the Company and contains an accurate summary of all material meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of respective incorporation of the Company.

         2.20     ENVIRONMENTAL MATTERS.

                  (a) Hazardous Material. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. To the Company's knowledge, the Company has not released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"); the Federal Water Pollution Control Act, as amended ("FWPCA"); the Clean Air Act, as amended ("CAA"), and the regulations promulgated pursuant to said laws, but excluding office equipment and supplies and janitorial supplies properly and safely maintained (a "Hazardous Material"). To the Company's knowledge, no hazardous materials are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted, except where the failure to hold such an Environmental Permit would not have a Material Adverse Effect on the financial condition of the Company.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 14

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which would be reasonably likely to result in the imposition upon the Company of any environmental liability.

         2.21 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or financial advisory fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.22 EMPLOYEE MATTERS AND BENEFIT PLANS.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.22(a)(i) below (which definition shall apply only to this Section 2.22 and Section 3.18), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate" shall mean any other person or entity
                  under common control with the Company within the meaning of
                  Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                           (ii) "ERISA" shall mean the Employee Retirement
                  Income Security Act of 1974, as amended;

                           (iii) "Company Employee Plan" shall refer to any
                  plan, program, policy, practice, contract, agreement or other arrangement providing for all forms of deferred compensation of any kind, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may reasonably be expected to have any material liability contingent or otherwise;

                           (iv) "Employee" shall mean any current, former, or
                  retired employee, officer, or director of the Company or any Affiliate;

                           (v) "Employee Agreement" shall refer to each
                  management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                           (vi) "IRS" shall mean the Internal Revenue Service;


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 15

                           (vii) "Multiemployer Plan" shall mean any "Pension
                  Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                           (viii) "Pension Plan" shall refer to each Company
                  Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

                  (b) Schedule. Schedule 2.22(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

                  (c) Documents. The Company has made available to Parent, where applicable, (i) correct and complete copies of all documents, if any, embodying each Company Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets required under ERISA or the Code; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letters, as applicable, and the related application, and IRS rulings, closing agreements or compliance statements relating to each Company Employee Plan along with all related material, applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any establishments, increases or decreases in benefits or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

                  (d) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan which may give rise to a material liability; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses); (v)


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 16
         there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (f) Multiemployer Plans. At no time has the Company contributed to or been obligated to contribute to any Multiemployer Plan.

                  (g) No Post-employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                  (h) No Cobra Violation. Neither the Company nor any Affiliate has, prior to the Effective Time violated in a material way any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar provisions of state law applicable to its employees which violation would result in a material liability for the Company.

                  (i)      Effect of Transaction.

                           (i) The execution of this Agreement and the
                  consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii) No payment or benefit, which will or may be made
                  by the Company or Parent or any of their respective affiliates with respect to any Employee in connection with the transactions or any transaction entered into by Company prior to the Effective Date contemplated hereby, will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

                  (j) Employment Matters. To the Company's knowledge, the Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 17
         withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any governmental or administrative authority, with respect to unemployment compensation benefits, or social security benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (k) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (l) No Interference or Conflict. To the knowledge of the Company, no stockholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such person's efforts to promote the interests of the Company or that would materially interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the material terms, conditions or provisions of, or constitute a material default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         2.23 WARRANTIES; INDEMNITIES. The Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company except in the ordinary course.

         2.24 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by the Parent or its counsel.

         2.25 COMPENSATION. Schedule 2.25 attached hereto contains a list of all officers, employees (both full and part time) and consultants of Company, together with their current job titles (if currently employed) and aggregate remuneration rate (salary, bonuses and commission) for each such person.



AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 18

         2.26 BANK ACCOUNTS. Schedule 2.26 attached hereto is a list of all bank and investment accounts and safe deposit boxes in the name of or controlled by Company and a listing of the persons having signature authority or access thereto.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby represent and warrant to Robert Fortier and Company that on the date hereof and, except as otherwise specifically referenced by date, as of the Effective Time as though made at the Effective Time that the representations and warranties set forth below shall be true and correct:

         3.1 ORGANIZATION OF THE PARENT AND MERGER SUB. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries taken as a whole (hereinafter referred to as a "Material Adverse Effect on the Parent"). A true and correct copy of the Certificate of Incorporation and Bylaws, each as amended to date, of Parent are attached hereto as Schedule 3.1.

         3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No vote of the Parent's stockholders is required to approve and consummate the Merger under applicable law or any listing requirement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. The Board of Directors of each of Parent and Merger Sub have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers). The execution and delivery of this Agreement by Parent and Merger Sub do not, and immediately prior to the Effective Time, the consummation of the transactions contemplated hereby will not result in a Conflict with (i) any provision of the Certificate of Incorporation or Articles of Incorporation, as applicable, or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or its respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Government Entity or any third party (so as not to trigger any Conflict), is required at or prior to the Effective Time by or with respect to Parent or Merger Sub in connection with Parent's and Merger Sub's execution and delivery of this Agreement or its respective consummation of the transactions contemplated hereby, except for (i) the filing of the


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 19

Certificate of Merger with the Texas Secretary of State, (ii) the Filing of a Form 8-K with the SEC within 15 days after the Closing Date, (iii) compliance with applicable requirements, if any, for premerger notification under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

         3.3 CAPITAL STRUCTURE.

                  (a) The authorized stock of Parent consists of 20,000,000 shares of Common Stock, of which 8,831,514 shares were issued and outstanding as of January 29, 1999, and 2,000,000 shares of Preferred Stock, none of which is or will be issued or outstanding as of the Effective Time. The Parent Common Stock is held of record by the persons, with the addresses of record and in the amounts, set forth on
         Schedule 3.3(a). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and not subject to any preemptive rights created by statute, the Certificate of Incorporation or Articles of Incorporation, as applicable, or Bylaws of Parent or Merger Sub or any agreement to which Parent or Merger Sub is a party or by which it is bound.

                  (b) Parent has reserved shares of Parent Common Stock for issuance to the persons, in the amounts and at the option prices described in Schedule 3.3(b). Except as described in Schedule 3.3(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Parent is a party or by which it is bound obligating the Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Parent or obligating the Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

                  (c) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable.

         3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the stockholders of Company true and complete copies of all reports, registration statements and definitive proxy statements filed by it (together with any amendments required to be made with respect thereto) with the SEC under the Securities Act of 1933, as amended (the "Securities Act") and under Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to December 31, 1996, all in the form so filed (all of the foregoing together with all exhibits and schedules thereto and documents incorporated by reference therein being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as applicable and the rules and regulations of the SEC promulgated thereunder, and, to the knowledge of Parent, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 20
made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The SEC Documents constitute all reports, registration statements, proxy statements and other filings required to be made by Parent pursuant to the Securities Act and the Exchange Act. All material contracts and other documents of Parent and its subsidiaries required to be filed as exhibits to the SEC Documents have been filed as required. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments which will not be material in amount or significance). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

         3.5 NO CHANGES. Except as contemplated or permitted by this Agreement or as set forth in Schedule 3.5, between the latest date of the Parent Financial Statements and the date of this Agreement, there has not been, occurred or arisen any:

                  (a) transaction by the Parent except in the ordinary course of business as conducted on the date of the Parent Financial Statements and consistent with past practices;

                  (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Parent;

                  (c) capital expenditure or commitment to make a capital expenditure by the Parent, of $5,000.00 in any individual case or $5,000.00 in the aggregate;

                  (d) destruction of, damage to or loss of any material assets, business or customer of the Parent (whether or not covered by insurance);

                  (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Parent;

                  (g) revaluation by the Parent of any of its assets;

                  (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Parent, or any direct or indirect redemption, purchase or other acquisition by the Parent of any of its capital stock;

                  (i) increase in the salary or other compensation payable or to become payable to any of Parent's officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 21

                  (j) sale, lease, license or other disposition of any of the material assets or properties of the Parent, except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (k) amendment or termination of any material contract, agreement or license to which the Parent is a party or by which it is bound;

                  (l) loan by the Parent to any person or entity, incurring by the Parent of any indebtedness, guaranteeing by the Parent of any indebtedness, issuance or sale of any debt securities of the Parent or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (m) waiver or release of any right or claim of the Parent, including any write-off or other compromise of any account receivable of the Parent;

                  (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Parent or its affairs;

                  (o) notice of any claim of ownership by a third party of the Parent's Intellectual Property (as defined in Section 3.9 below) or of infringement by the Parent of any third party's Intellectual Property rights;

                  (p) issuance or sale by the Parent of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                  (q) material change in pricing or royalties set or charged by the Parent to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Parent;

                  (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Parent; or

                  (s) negotiation or agreement by the Parent or any executive officer or, to the Parent's knowledge, employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

         3.6 TAX AND OTHER RETURNS AND REPORTS. Except as set forth in Schedule 3.6:

                  (a) The Parent has timely prepared all required Returns relating to any and all Taxes concerning or attributable to the Parent or its operations and such Returns will have been timely and correctly filed.

                  (b) The Parent as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 22

                  (c) The Parent has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Parent, nor has the Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax during the five years preceding the Closing Date.

                  (d) The Parent knows of no audit or other examination of any Return of the Parent that is currently in progress, nor has the Parent been notified of any request for such an audit or other examination.

                  (e) The Parent did not have, as of the Parent Financial Statements date, any material liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Parent Financial Statements, whether asserted or unasserted, contingent or otherwise; the Parent has received no written notice that any such liability has been asserted; and any such liability which has arisen since the date of the Parent Financial Statements has arisen in the ordinary course of business consistent with past practice.

                  (f) The Parent has provided to the Company copies of all federal and state income and all state sales and use tax Returns filed during the four years preceding the Closing Date.

                  (g) There are (and as of immediately following the Effective Time there will be) no Liens on the assets of the Parent relating to or attributable to Taxes (other than for current taxes not yet due and payable).

                  (h) The Parent has no knowledge of any basis for the assertion of any material claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Parent.

                  (i) None of the Parent's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (j) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Parent that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to
         Section 280G or 162 of the Code.

                  (k) The Parent has not filed any consent agreement under
         Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent.

                  (l) The Parent is not a party to a tax sharing or allocation agreement nor does the Parent owe any amount under any such agreement.

                  (m) The Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 23

         3.7 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Parent is a party or otherwise binding upon the Parent which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Parent, any acquisition of property (tangible or intangible) by the Parent or the conduct of business by the Parent. Without limiting the foregoing, except for those restrictions set forth in the contracts which are disclosed in Schedule 3.7, the Parent has not entered into any agreement under which the Parent is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.8 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

                  (a) The Parent owns no real property, nor has it ever owned any real property. Schedule 3.8(a) sets forth a list of all real property leased by the Parent, as of the date of this Agreement, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. To the knowledge of the Parent, all such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, on the part of the Parent under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) The Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.9(b)(vii)), except as reflected in Schedule 3.8(b) and except for liens for taxes not yet due and payable.

         3.9 INTELLECTUAL PROPERTY.

                  (a) The Parent owns, possesses or has rights to use all Intellectual Property presently used in and material to the business of the Parent as it is now being conducted as of the date of this Agreement including products currently under development (the "Parent Intellectual Property Rights"). The Parent Intellectual Property that has been developed by the Parent is exclusively owned by the Parent (except for material licensed from third parties to the Parent for inclusion and incorporation into the Parent Intellectual Property) and is free and clear of any liens. Schedule 3.9(a) sets forth a complete list of all material patents, registered and unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Parent Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Parent Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                  (b) Schedule 3.9(b) sets forth a complete list of all licenses, sublicenses and other agreements to which the Parent is a party, which results in annual revenues to or payments by the Parent in excess of $5,000.00 and pursuant to which the Parent or to the Parent's knowledge any other person is authorized to use any Parent Intellectual Property Right or


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 24
         any trade secret of the Parent, and includes the identity of all parties thereto. No person who has licensed Intellectual Property to the Parent, where such Intellectual Property is a material component of any product offered by the Parent, has ownership rights or license rights to improvements made by the Parent in such Intellectual Property which has been licensed to the Parent. The execution and delivery of this Agreement by the Parent, and the consummation of the transactions contemplated hereby, will not cause the Parent to be in violation or default under any material license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

                           (c) (i) No claims with respect to the Parent
                  Intellectual Property Rights have been asserted or, to the Parent's knowledge, are threatened by any person, nor, to the Parent's knowledge, are there any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any of the products of; or providing of any services by, the Parent infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right or Intellectual Property of any other party,
                  (B) against the use by the Parent of any Intellectual Property used in and material to the Parent's business as currently conducted and, to the Parent's knowledge, products currently under development, or (C) challenging the ownership by the Parent, validity or effectiveness of any of the Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Parent are valid and subsisting. The business of the Parent as currently conducted has not and does not infringe on any Intellectual Property of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of the Parent. No Parent Intellectual Property Right or product or service of the Parent is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Parent.

                           (ii) Each employee who is currently employed by the
                  Parent and to the Parent's knowledge, each employee who has been employed by the Parent and who has played a material role in the development of the Parent's Intellectual Property has executed a proprietary information and confidentiality agreement substantially in the Parent's standard forms.

                  (d) All of the Parent's software are Year 2000 Compliant. All of the Parent's products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Parent's internal computer systems which are material to the Parent's operations and proprietary software products are Year 2000 Compliant. Parent's accounting systems and software are Year 2000 Compliant and the Parent is not aware of any reason why the Parent's accounting Systems and software would not be Year 2000 Compliant.

         3.10 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth in Schedule 3.10(a), as of the date hereof the Parent is not a party to nor is it bound by:


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 25

                           (i) any employment or consulting agreement, contract
                  or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment under which a firm or other organization provides services to the Parent,

                           (ii) any agreement or plan, including, without
                  limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                           (iii) any fidelity or surety bond or completion bond,

                           (iv) any lease of personal property having a value
                  individually in excess of $5,000.00,

                           (v) any agreement, contract or commitment containing
                  any covenant limiting in a material way the freedom of the Parent to engage in any line of business or to compete with any person,

                           (vi) any agreement, contract or commitment relating
                  to capital expenditures and involving future payments in excess of $5,000.00,

                           (vii) any agreement, contract or commitment relating
                  to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Parent's business,

                           (viii) any mortgages, indentures, loans or credit
                  agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                           (ix) any outstanding purchase order or contract for
                  the purchase of materials involving in excess of $5,000.00,

                           (x) any construction contracts,

                           (xi) any distribution, joint marketing or development
                  agreement, or

                           (xii) any other agreement, contract or commitment
                  that involves $5,000.00 or more or is not cancelable without penalty within ninety (90) days.

                  (b) Other than as disclosed on Schedule 3.10(b), the Parent is in material compliance with and has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment required to be set forth on Schedule 3.10(a) (collectively a "Contract"), nor is the Parent aware of any


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 26
         circumstance which is likely to cause it to or otherwise create a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.10(b), is not subject to any default thereunder by any party obligated to the Parent pursuant thereto. The Parent has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, the Parent will be permitted to exercise all of the Parent's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Parent would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         3.11 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 3.11, no officer, director or stockholder of the Parent (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) a material economic interest in any entity which furnished or sold, or furnishes or sells, a material amount of services or products that the Parent furnishes or sells, or proposes to furnish or sell,
(ii) a material economic interest in any entity that purchases from or sells or furnishes to, the Parent, any goods or services or (iii) a material beneficial interest in any contract or agreement set forth in Schedule 3.10(a) or Schedule 3.9(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.11.

         3.12 COMPLIANCE WITH LAWS. Parent has complied in all material respects with, is not in material violation of, and has not received any notice of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         3.13 LITIGATION. Except as set forth in Schedule 3.13, there is no action, suit or proceeding of any nature pending or to the Parent's knowledge threatened against the Parent, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 3.13, to the Parent's knowledge, there is no investigation pending or threatened against the Parent, its properties or any of its officers or directors by or before any governmental entity. Schedule 3.13 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time formally challenged in writing or questioned the legal right of the Parent to manufacture, offer or sell any of its products or services in the present manner or style thereof.

         3.14 INSURANCE. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Parent, there is no claim by the Parent pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Parent is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 27

         3.15 MINUTE BOOKS. The minute books of the Parent and the Merger Sub made available to counsel for the Company are the only minute books of the Parent and the Merger Sub and contain an accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of respective incorporations of the Parent and Merger Sub.

         3.16 ENVIRONMENTAL MATTERS.

              (a) Hazardous Material. The Parent has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Parent has at any time owned, operated, occupied or leased. To the Parent's knowledge, the Parent has not released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be a Hazardous Material. To the Parent's knowledge, no Hazardous Materials are present as a result of the actions or omissions of the Parent, or, to the Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Parent has at any time owned, operated, occupied or leased.

              (b) Hazardous Materials Activities. The Parent has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Parent disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any governmental entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (c) Permits. The Parent currently holds all Environmental Permits necessary for the conduct of the Parent's Hazardous Material Activities and other businesses of the Parent as such activities and businesses are currently being conducted, except where the failure to hold such an Environmental Permit would not have a Material Adverse Effect on the financial condition of the Parent.

              (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Parent's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Parent. The Parent is not aware of any fact or circumstance which would be reasonably likely to result in the imposition upon the Parent of any environmental liability.

         3.17 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. The Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or financial advisory fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 28

         3.18 EMPLOYEE MATTERS AND BENEFIT PLANS.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.18(a)(i) below (which definition shall apply only to Section 2.22 and this Section 3.18), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate" shall mean any other person or entity
                  under common control with the Parent within the meaning of
                  Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                           (ii) "Parent Employee Plan" shall refer to any plan,
                  program, policy, practice, contract, agreement or other arrangement providing for all forms of deferred compensation of any kind, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Parent or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Parent or any Affiliate has or may reasonably be expected to have any material liability contingent or otherwise;

                           (iii) "Employee" shall mean any current, former, or
                  retired employee, officer, or director of the Parent or any Affiliate;

                           (iv) "Employee Agreement" shall refer to each
                  management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Parent or any Affiliate and any Employee or consultant; and

                           (v) "Pension Plan" shall refer to each Parent
                  Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

                  (b) Schedule. Schedule 3.18(b) contains an accurate and complete list of each Parent Employee Plan and each Employee Agreement. The Parent does not have any plan or commitment, to establish any new Parent Employee Plan or Employee Agreement, to modify any Parent Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company in writing, or as required by this Agreement), or to enter into any Parent Employee Plan or Employee Agreement.

                  (c) Documents. The Parent has made available to Company, where applicable, (i) correct and complete copies of all documents, if any, embodying each Parent Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 29

         ERISA or the Code in connection with each Parent Employee Plan; (iv) if the Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets required under ERISA or the Code; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Parent Employee Plan; (vi) the most recent IRS determination, opinion, notification or advisory letters, as applicable, and the related application, and IRS rulings, closing agreements or compliance statements relating to each Parent Employee Plan along with all related material, applications and correspondence to or from the IRS or the DOL with respect to any Parent Employee Plan;
         (vii) all communications material to any Employee or Employees relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any establishments, increases or decreases in benefits or other events which would result in any material liability to the Parent; and (viii) all registration statements and prospectuses prepared in connection with each Parent Employee Plan.

                  (d) Employee Plan Compliance. (i) The Parent has performed in all material respects all obligations required to be performed by it under each Parent Employee Plan, and each Parent Employee Plan has been established in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Parent Employee Plan which may give rise to a material liability; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Parent, threatened or anticipated (other than routine claims for benefits) against any Parent Employee Plan; and (iv) each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Parent, the Company or any of its Affiliates (other than ordinary administration expenses); (v) there are no inquiries or proceedings pending or, to the knowledge of the Parent or any affiliates, threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vi) neither the Parent nor any Affiliate is subject to any penalty or tax with respect to any Parent Employee Plan under
         Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) Pension Plans. The Parent does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (f) Multiemployer Plans. At no time has the Parent contributed to or been obligated to contribute to any Multiemployer Plan.

                  (g) No Post-employment Obligations. No Parent Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Parent has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 30

                  (h) No Cobra Violation. Neither the Parent nor any Affiliate has, prior to the Effective Time violated in a material way any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar provisions of state law applicable to its employees which violation would result in a material liability for the Parent.

                  (i) Effect of Transaction.

                           (i) The execution of this Agreement and the
                  consummation of the transactions contemplated hereby will not constitute an event under any Parent Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii) No payment or benefit, which will or may be made
                  by the Parent or Company or any of their respective affiliates with respect to any Employee in connection with the transactions or any transaction entered into by Parent prior to the Effective Date contemplated hereby, will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

                  (j) Employment Matters. To the Parent's knowledge, the Parent
         (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any governmental or administrative authority, with respect to unemployment compensation benefits, or social security benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (k) Labor. No work stoppage or labor strike against the Parent is pending or, to the knowledge of the Parent, threatened. The Parent is not involved in or, to the knowledge of the Parent, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Parent. Neither the Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Parent. The Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Parent.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 31

                  (l) No Interference or Conflict. To the knowledge of the Parent, no stockholder, officer, employee or consultant of the Parent is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such person's efforts to promote the interests of the Parent or that would materially interfere with the Parent's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Parent's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Parent's business as presently conducted or proposed to be conducted, will, to the Parent's knowledge, conflict with or result in a breach of the material terms, conditions or provisions of, or constitute a material default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         3.19 WARRANTIES; INDEMNITIES. The Parent has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Parent except as listed on Schedule 3.19.

         3.20 COMPLETE COPIES OF MATERIALS. The Parent has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by the Company or its counsel.

         3.21 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent (subject to the qualifications and exceptions expressed therein), nor any statement made in any Schedule or certificate furnished by Parent pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Parent's stockholders for use in soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         3.22 NO UNDISCLOSED LIABILITIES. Parent does not have any liability, obligation, expense or claim, deficiency, guaranty or endorsement of any type (whether accrued, absolute, contingent, matured unmatured or other) which if known would be required to be reflected in the financial statements of Parent in accordance with GAAP, except for any such liability, obligation or claim which
(i) has been reflected in Parent's balance sheet at September 30, 1998, or (ii) has arisen in the ordinary course of Parent's business since September 30, 1998, consistent with past practices.

         3.23 FORM S-3 ELIGIBILITY. Parent is eligible to register the shares of Parent Common Stock on a registration statement on Form S-3 under the Securities Act.

         3.24 REGISTRATION STATEMENT. None of the information supplied or to be supplied by Parent for inclusion in the Registration Statement shall, at the respective times such documents are filed with the SEC, and, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 32

         3.25 NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, the Parent has conducted its business in the ordinary course and there has not occurred:
(a) any material adverse change in the financial condition, liabilities, assets or business of the Parent; or (b) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of the Parent.

         3.26 COMPENSATION. Schedule 3.26 attached hereto contains a list of all officers, employees (both full and part time) and consultants of Parent during the calendar year 1997 and 1998, together with their current job titles (if currently employed) and aggregate remuneration rate (salary, bonuses and commission) for each such person for such respective period.

         3.27 BANK ACCOUNTS. Schedule 3.27 attached hereto is a list of all bank and investment accounts and safe deposit boxes in the name of or controlled by Parent and a listing of the persons having signature authority or access thereto.

         3.28 NO PRIOR ACTIVITIES. Merger Sub has not incurred any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation and consummation of this Agreement and the transaction contemplated hereby. Merger Sub has not engaged in any business or activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, and is not subject to or bound by any obligation or undertaking which is not contemplated by this Agreement or incurred in connection with its incorporation.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Parent agrees (except as contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Following the date of this Agreement, the Parent shall promptly notify the Company of any material event or occurrence or emergency not in the ordinary course of its business, and any event involving or adversely affecting the Parent or its business. Except as expressly contemplated by this Agreement, the Parent shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

                  (a) Enter into any material commitment or transaction not in the ordinary course of business;

                  (b) Transfer to any person or entity any material rights to the Parent Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 33

                  (c) Enter into any material agreements (or material amendments thereto) pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Parent other than in the ordinary course of business consistent with past practices;

                  (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or knowingly violate any terms, which would be reasonably likely to create a material liability, in any of the agreements set forth or described in the Schedules referenced in
         Article III;

                  (e) Commence any litigation;

                  (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Parent, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

                  (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

                  (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                  (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Parent or guarantee any debt securities of others except for the $500,000 line of credit from Compass Bank;

                  (l) Grant any severance or termination pay to any director, officer, employee or consultant;

                  (m) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer to any person, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant other than in connection with normal annual bonus and salary adjustments for all


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 34
         non-officers and directors upon consultation with the Company, or increase the salaries or wage rates of its employees;

                  (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                  (o) Take any action that could jeopardize the tax-free reorganization hereunder;

                  (p) Pay, discharge or satisfy, in an amount in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Parent Financial Statements;

                  (q) Make or change any material election in respect of Taxes, materially change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, except in the ordinary course of business consistent with past practice; or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes at a time later than the Effective Time;

                  (r) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement except in the ordinary course of business;

                  (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

                  (t) Waive or commit to waive any rights;

                  (u) Cancel or materially amend any insurance policy other than in the ordinary course of business;

                  (v) Alter, or enter into any commitment to alter, its ownership interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any ownership interest on the date hereof;

                  (w) Accelerate the vesting schedule of any of the outstanding options for Parent Capital Stock;

                  (x) Hire or terminate employees or encourage employees to resign except in the ordinary course of business;

                  (y) Take any actions which would be reasonably likely to lead to destruction of, damage to or loss of any material assets, business or customer of the Parent (whether or not covered by insurance);


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 35

                  (z) Take any actions inconsistent with the human resource and personnel policies of the Company or Parent that would be reasonably likely to violate any labor laws or regulations;

                  (aa) Change the Parent's accounting methods or practices (including any change in depreciation or amortization policies or rates);

                  (bb) Make a material change in the policies regarding pricing or royalties set or charged by the Parent to its customers or licensees or agree to a material change in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Parent; or

                  (cc) Take, or agree in writing or otherwise to take, or have any of the Parent's directors, executive officers or employees take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (bb) above, or any other action that would prevent the Parent from performing or cause the Parent not to perform its covenants hereunder.

         4.2 NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Parent will not (nor will the Parent permit any of the Parent's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than the Company and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Parent or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets (excluding equity-based compensation for employees and prospective employees, (collectively "Equity Compensation")), (b) provide information with respect to it to any person, other than the Company, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Parent or any of its subsidiaries (excluding Equity Compensation), (c) enter into an agreement with any person, other than the Company, providing for the acquisition of the Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Parent or any of its subsidiaries (excluding Equity Compensation), or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Parent or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Parent or any of its subsidiaries (excluding Equity Compensation) by any person, other than by the Company. The Parent shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Parent receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Parent shall immediately notify the Company thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as the Company may reasonably request. Except as contemplated by this Agreement,


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 36
disclosure by the Parent of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

         4.3 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except as contemplated by this Agreement or to the extent that the Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Following the date of this Agreement, the Company shall promptly notify the Parent of any material event or occurrence or emergency not in the ordinary course of its business, and any event involving or adversely affecting the Parent or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of the Parent, which consent shall not be unreasonably withheld:

                  (a) Enter into any material commitment or transaction not in the ordinary course of business;

                  (b) Transfer to any person or entity any material rights to the Company Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);

                  (c) Enter into any material agreements (or material amendments thereto) pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company other than in the ordinary course of business consistent with past practices;

                  (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or knowingly violate any terms, which would be reasonably likely to create a material liability, in any of the agreements set forth or described in the Schedules referenced in
         Article II;

                  (e) Commence any litigation;

                  (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 37

                  (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

                  (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                  (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities other than in the ordinary course of business;

                  (l) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                  (m) Take any action that could jeopardize the tax-free reorganization hereunder;

                  (n) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

                  (o) Make or change any material election in respect of Taxes, materially change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, except in the ordinary course of business consistent with past practice; or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes at a time later than the Effective Time;

                  (p) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement except in the ordinary course of business;

                  (q) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

                  (r) Cancel or materially amend any insurance policy other than in the ordinary course of business;


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 38

                  (s) Alter, or enter into any commitment to alter, its ownership interest in any corporation, association, joint venture, partnership or business entity in which the Parent directly or indirectly holds any ownership interest on the date hereof;

                  (t) Accelerate the vesting schedule of any of the outstanding options for Company Capital Stock except as provided for in existing agreements which have not been amended or modified in anticipation of the transactions contemplated by this Agreement;

                  (u) Take any actions which would be reasonably likely to lead to destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                  (v) Take any actions inconsistent with the human resource and personnel policies of the Company or Parent that would be reasonably likely to violate any labor laws or regulations;

                  (w) Change the Company's accounting methods or practices (including any change in depreciation or amortization policies or rates);

                  (x) Take, or agree in writing or otherwise to take, or have any of the Company's directors, executive officers or employees take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 REGISTRATION RIGHTS AGREEMENT. At the Effective Time, Parent shall execute and deliver for execution to the stockholder of the Company the Registration Rights Agreement in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement").

         5.2 ACCESS TO INFORMATION. Subject to any applicable contractual confidentiality obligations (which each Party shall use its reasonable best efforts to cause to be waived) each party shall afford the other parties and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other party may reasonably request, subject to reasonable limits on access to technical and other non-public information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.3 CONFIDENTIALITY. Subject to the terms of Section 4.2 hereof, each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 39
contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such required disclosure and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

         5.4 EXPENSES. Whether or not the Merger is consummated, all reasonable fees and expenses incurred by both the Parent and the Company in connection with the Merger including, without limitation, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be assumed by and paid for by the Parent.

         5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

         5.6 CONSENTS. The Parent shall use its best efforts to obtain the consents, waivers and approvals under any of the material Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Parent's Schedules hereto) so as to preserve all rights of and benefits to the Company thereunder.

         5.7 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.8 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement (as modified by the Schedules) to be untrue or inaccurate in any material way at or prior to the Effective Time and (ii) any failure of the Company or Parent or Merger Sub, as the case may be, to comply with or satisfy in any material way any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 40

         5.9 CERTAIN BENEFIT PLANS. Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time.

         5.10 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.11 EMPLOYEE AGREEMENTS. Simultaneously with the Effective Time, Robert Fortier (collectively, the "Contracted Employees") shall all have entered into severance, consulting, and/or employment agreements (the "Employee Agreements") with Parent, containing provisions acceptable to Company.

         5.12 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         5.13 PARENT'S AUDITORS. The Parent will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of any Company papers for up to the past three years, including the examination of selected interim financial statements and data, and (iii) the preparation of an audit of Company for filing with the SEC.

         5.14 TRANSACTION STRUCTURE. Parent and the Company shall each use its reasonable best efforts to cause the Merger to be treated as a tax-free reorganization within the meaning of Section 368 of the Code.

         5.15 INDEMNIFICATION CONTINUATION.

                  (a) For purposes of this Section 5.15 (i) "Indemnified Person" means any person who is now, or has been at any time between the date of this Agreement and prior to the Effective Time, an officer or director of the Company or who was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise, or a general partner of any partnership, or a trustee of any trust and (ii) "Proceeding" means any claim, action, suit, proceeding or investigation.

                  (b) From and after the Effective Time, Parent shall, or Parent shall cause the Surviving Corporation to, provide indemnification to the same extent and under similar conditions and procedures as offered to officers and directors of Parent, to each Indemnified Person in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such Indemnified Person is or was an officer or director of the Company or is or was serving at the request of


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 41
         the Company as an officer or director of another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the Effective Time.

                  (c) The rights of each Indemnified Person hereunder shall be in addition to any other rights such Indemnified Person may have under Texas Law, the Company's Articles of Incorporation or Bylaws in effect prior to the Effective Time, any agreement or otherwise. The provisions of this Section 5.15 shall survive the consummation of the Merger and are expressly intended to benefit and may be relied upon each of the Indemnified Persons; provided, however, that in the event that any claim or claims for indemnification are asserted or made, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                  (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
         (ii) transfers or conveys all or a substantial portion of its properties or assets to any person or entity, then, and in each such case, to the extent necessary to effectuate the purposes of this
         Section 5.15 proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this Section 5.15.

         5.16 COMPANY BENEFITS.

                  (a) For a period of one year following the Effective Time, Parent will either (i) cause to remain in effect all Company Employee Plans as in effect on the date of this Agreement; provided, however, that to the extent Parent is unable to assume any Company Employee Plan under comparable terms and conditions existing immediately prior to the Effective Time, Parent may, in its sole discretion, substitute a comparable plan or (ii) make available to eligible employees of the Company employee benefits under plans of Parent that provide benefits that are no less favorable, taken as a whole, to the benefits provided to similarly situated employees of Parent.

                  (b) In the event that Parent permits employees of the Company to participate in its employee benefit plans (the "Parent Plans"), then for purposes of determining the eligibility, vesting of benefits, or entitlement to benefits (including any severance or vacation plans or arrangements of Parent), the calculation of service credited for employees of the Company under Parent Plans shall be based on service credited pursuant to the comparable plan maintained by Company immediately prior to the Effective Time.

                  (c) The provisions of this Section 5.16 are intended to benefit, and may be enforced by the employees covered by such provisions. This Section 5.16 shall be binding upon all successors and assigns of the Company, Parent, Merger Sub, and the Surviving Corporation.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 42

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of each of the Company and Merger Sub.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse change in the business, results of operations or financial prospects ("Material Adverse Change") of Parent; and the Company shall have received a certificate to such effect from Parent as required in
         Section 7.2.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to the Parent's and Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect as required in Section 7.2.

                  (c) Third Party Consents. The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

                  (d) Legal Opinion. The Company shall have received a legal opinion from Horsley & Stewart, legal counsel to Parent, in the form attached hereto as Exhibit "D".


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 43

                  (e) Material Adverse Change. There shall not have occurred any Material Adverse Change of Parent since the date of the Parent Financial Statements.

                  (f) Registration Rights Agreement. The Parent shall have delivered an executed copy of the Registration Rights Agreement.

                  (g) Employment Agreement. The Parent shall have executed and delivered the Employment Agreement of Robert Fortier in substantially the form attached hereto as Exhibit "E".

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Change on the Company; and Parent and Merger Sub shall have received a certificate to such effect from the Company as required in Section 7.1.

                  (b) Agreements and Covenants. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect as required in Section 7.1.

                  (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

                  (d) Legal Opinion. Parent shall have received a legal opinion from Boswell & Kober, P.C., legal counsel to the Company, in the form attached hereto as Exhibit "F".

                  (e) Material Adverse Change. There shall not have occurred any Material Adverse Change of the Company since the date of the Current Balance Sheet.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 44

                                   ARTICLE VII
                               CLOSING DELIVERIES

         7.1 DELIVERIES OF THE COMPANY. At or prior to the Closing Date, the Company shall deliver to Parent the following, all of which shall be in a form satisfactory to counsel to Parent:

                  (a) Copies of the resolutions or unanimous consents of the board of directors and shareholders of the Company authorizing the execution, delivery, and performance of this Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  (b) Certificate of the President of the Company, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of the Company contained herein; (ii) as to the performance of and compliance by the Company with all covenants contained herein; (iii) as to satisfaction of all conditions precedent of the Company to the Closing; and (iv) that since December 31, 1997, there has been no adverse change in the business, operations, condition (financial or otherwise) or results of operations of the Company that would constitute a Material Adverse Change;

                  (c) Certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

                  (d) Certificate dated within ten (10) days prior to the Closing Date of the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas establishing that the Company is in existence, has paid all franchise or similar taxes, if any, and otherwise is in good standing to transact business in the State of Texas;

                  (e) All authorizations, consents, approvals, permits and licenses;

                  (f) The resignations of the directors and officers of the Company as requested by Parent;

                  (g) The Articles of Merger, executed by the Company;

                  (h) The Employee Agreements, executed by the Contracted Employees;

                  (i) The Registration Rights Agreement, executed by Parent;

                  (j) A legal opinion from Boswell & Kober, P.C., in the form of Exhibit "F"; and

                  (k) Such other instruments and documents as reasonably requested by Parent to carry out and effect the purpose and intent of this Agreement.


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 45

         7.2 DELIVERIES OF PARENT AND MERGER SUB. At or prior to the
Closing Date, Parent and Merger Sub shall deliver to the Company the following, all of which shall be in a form satisfactory to counsel to the Company:

                  (a) Copies of the resolutions or unanimous consents of the board of directors of Parent and Merger Sub authorizing the execution, delivery, and performance of this Agreement, and all related documents and agreements and the consummation of the Merger, each certified by the respective Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  (b) Copy of the resolutions or unanimous consent of the shareholders of Merger Sub authorizing the execution, delivery, and performance of this Agreement, and all related documents and agreements and the consummation of the Merger, certified by the Secretary of Merger Sub as being a true and correct copy of the original thereof subject to no modifications or amendments;

                  (c) Certificates of the President of Parent and Merger Sub, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of Parent and Merger Sub contained herein; (ii) as to the performance of and compliance by Parent and Merger Sub with all covenants contained herein; (iii) as to satisfaction of all conditions precedent of Parent and Merger Sub to the Closing; and (iv) that since December 31, 1997, there has been no adverse change in the business, operations, condition (financial or otherwise) or results of operations of Parent or Merger Sub that would constitute a Material Adverse Change;

                  (d) Certificates of the Secretaries of Parent and Merger Sub, respectively, certifying as to the incumbency of the respective directors and officers of Parent and Merger Sub who have executed documents delivered at the Closing on behalf of Parent and Merger Sub;

                  (e) Certificates dated within ten (10) days prior to the Closing Date, of the Secretary of State and Comptroller of Public Accounts of the State of Texas establishing that Merger Sub is in existence, has paid all franchise or similar taxes, if any, and otherwise is in good standing to transact business in the State of Texas;

                  (f) Certificate dated within ten (10) days prior to the Closing Date, of the Secretary of State of Delaware establishing that Parent is in existence, has paid all franchise or similar taxes, if any, and otherwise is in good standing to transaction business in the State of Delaware;

                  (g) The Articles of Merger, executed by Merger Sub;

                  (h) The Employee Agreements, executed by Parent;

                  (i) A legal opinion from Horsley & Stewart, in the form of Exhibit "D";


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 46

                  (j) Such other instruments and documents as reasonably requested by the Company to carry out and effect the purpose and intent of this Agreement.


                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement and all of Parent's and Merger Sub's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) by mutual consent of the Company and Parent;

                  (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Texas time) on December 31, 1998; (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) the approval of the Merger by the Company's stockholders required by Section 6.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof;

                  (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or
         (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

                  (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 47

                  (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within (30) days (but no cure period shall be required for a breach which by nature cannot be cured);

                  (f) by the Parent if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement;

                  (g) by the Company if an event having a Material Adverse Effect on the Parent shall have occurred after the date of this Agreement or the Company believes that the threat of litigation against the Parent, its directors or officers, or the Company, its directors or officers is substantial;

                  (h) by Parent if the Company's Board of Directors shall have changed its recommendation concerning the Merger or shall have disclosed in any manner its intention to change such recommendation; or

                  (i) by the Company if the Parent's Board of Directors shall have changed its recommendation concerning the Merger or shall have disclosed in any manner its intention to change such recommendation.

         Where action is taken to terminate this Agreement pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any willful breaches of this Agreement prior to its termination and provided further that, the provisions of Sections 5.3 and 5.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         9.3 AMENDMENT. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 48
document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 NOTICES. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

         If to Parent or Merger Sub:        Electronic Transmission Corporation
                                            5025 Arapaho Road
                                            Suite 501
                                            Dallas, Texas, 75248
                                            Attention: President
                                            Telephone No.: (972) 980-0900
                                            Facsimile No.: (972) 980-0929

         With a copy to:                    Horsley & Stewart
                                            4555 W. Lovers Lane
                                            Dallas, Texas 75209
                                            Telephone No.: (214) 350-5551
                                            Facsimile No.:  (214) 350-8419

         If to the Company:                 Health Plan Initiatives, Inc.
                                            860 Airport Freeway, Suite 607
                                            Hurst, Texas 76054
                                            Attention: President
                                            Telephone No.: (817) 656-7191
                                            Facsimile No.: (817) 656-5933

         With a copy to:                    Richard A. Lowe, Esq.
                                            Boswell & Kober, P.C.
                                            500 Throckmorton Street
                                            1800 Bank One Tower
                                            Fort Worth, Texas 76102
                                            Telephone No.: (817) 878-4300
                                            Facsimile No.: (817) 878-4343

         10.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents


AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 49
and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, a fact or other matter shall not be deemed to be within the "knowledge" of the Company unless such fact or other matter is within the actual knowledge of the President, Chief Executive Officer, any Vice President or Chief Financial Officer of the Company.

         10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, letters of intent, and understandings, both written and oral, amended or otherwise, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder (except with respect to Section 5.16) and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         10.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. The venue for any action shall be Dallas County, Texas.

         10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 50

         IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


ELECTRONIC TRANSMISSION CORPORATION,                 HEALTH PLAN INITIATIVES, INC.,
 A DELAWARE CORPORATION                               A TEXAS CORPORATION


By:     /s/   Brian Schoonmaker                      By:   /s/ Robert Fortier
      ----------------------------------------             ----------------------------------------
      Brian Schoonmaker, Executive Vice                    Robert Fortier, President
       President and Chief Operating Officer



ETC ACQUISITION CORP.,
 A TEXAS CORPORATION


By:     /s/   Brian Schoonmaker
      ----------------------------------------
      Brian Schoonmaker, President




AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 51

                                LIST OF SCHEDULES

SCHEDULES                                   DESCRIPTION
---------                                   -----------
Schedule 2.2(a)                             Company Shareholders
Schedule 2.3                                Company Subsidiaries
Schedule 2.4                                Company Conflicts
Schedule 2.5(a)                             Company Financial Statements
Schedule 2.6                                Disclosed Liabilities
Schedule 2.8                                Company Changes
Schedule 2.9                                Company Tax Exceptions
Schedule 2.11(a)                            Real Property Leased by Company
Schedule 2.11(b)                            Exceptions to Company Title
Schedule 2.12(a)                            Company Intellectual Property Rights
Schedule 2.12(b)                            Licenses, Sub-licenses and Other Agreements of Company
Schedule 2.13(a)                            Agreements, Contracts and Commitments of Company
Schedule 2.13(b)                            Breaches, Violations and Defaults of Company
Schedule 2.14                               Company Interested Party Transactions
Schedule 2.16                               Company Litigation
Schedule 2.22(b)                            Company Employee Plans and Employee Agreements
Schedule 2.25                               Officers, Employees and Consultants of Company
Schedule 2.26                               Company Bank Accounts

Schedule 3.1                                Certificate of Incorporation and Bylaws of Parent
Schedule 3.3(a)                             Parent Shareholders
Schedule 3.3(b)                             Parent Stock Options
Schedule 3.5                                Parent Changes
Schedule 3.6                                Parent Tax Exceptions
Schedule 3.7                                Parent Restrictions on Business Activities
Schedule 3.8(a)                             Real Property Leased by Parent
Schedule 3.8(b)                             Exceptions to Parent Title
Schedule 3.9(a)                             Parent Intellectual Property Rights
Schedule 3.9(b)                             Licenses, Sub-licenses and Other Agreements of Parent
Schedule 3.10(a)                            Agreements, Contracts and Commitments of Parent
Schedule 3.10(b)                            Breaches, Violations and Defaults of Parent
Schedule 3.11                               Parent Interested Party Transactions
Schedule 3.13                               Parent Litigation
Schedule 3.18(b)                            Parent Employee Plans and Employee Agreements
Schedule 3.19                               Warranties and Indemnities
Schedule 3.26                               Officers' and Employees' Compensation
Schedule 3.27                               Parent Bank Accounts
Schedule 6.2(c)                             Third Party Consents of Parent
Schedule 6.3(c)                             Third Party Consents of the Company



AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 52

                                LIST OF EXHIBITS


EXHIBITS              SECTION                     DESCRIPTION
--------              -------                     -----------
Exhibit A              1.2                        Articles of Merger
Exhibit B              1.2                        Plan of Merger
Exhibit C              5.1                        Registration Rights Agreement
Exhibit D              6.2(d), 7.2(i)             Legal Opinion of Parent's Counsel
Exhibit G              6.2(i)                     Employment Agreement of Robert Fortier
Exhibit H              6.3(d), 7.1(k)             Legal Opinion of Company's Counsel








AGREEMENT AND PLAN OF REORGANIZATION                                     PAGE 53